EXHIBIT 24

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dominic J. Pileggi, John P. Murphy and J. N. Raines, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, to sign the Annual Report on Form 10-K of Thomas & Betts Corporation for its fiscal year ended December 31, 2003, and any and all amendments and exhibits thereto, and to file the same and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act necessary to be done as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dominic J. Pileggi Dominic J. Pileggi	President, Chief Executive Officer and Director	March 15, 2004
/s/ Ernest H. Drew Ernest H. Drew	Director	March 15, 2004
/s/ T. Kevin Dunnigan T. Kevin Dunnigan	Chairman of the Board	March 15, 2004
/s/ Jeananne K. Hauswald Jeananne K. Hauswald	Director	March 15, 2004
/s/ Dean Jernigan Dean Jernigan	Director	March 15, 2004

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Signature	Title	Date
/s/ Ronald B. Kalich, Sr. Ronald B. Kalich, Sr.	Director	March 15, 2004
/s/ Robert A. Kenkel Robert A. Kenkel	Director	March 15, 2004
/s/ Kenneth R. Masterson Kenneth R. Masterson	Director	March 15, 2004
/s/ John P. Murphy John P. Murphy	Senior Vice President and Chief Financial Officer	March 15, 2004
/s/ Jean-Paul Richard Jean-Paul Richard	Director	March 15, 2004
/s/ Jerre L. Stead Jerre L. Stead	Director	March 15, 2004
/s/ David D. Stevens David D. Stevens	Director	March 15, 2004
/s/ William H. Waltrip William H. Waltrip	Director	March 15, 2004

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